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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 20, 2004, in the Registration Statement (Form S-4) and related Prospectus of Granite Broadcasting Corporation for the registration of $405,000,000 of its 9 3/4% Senior Secured Notes due 2010.

/s/ Ernst & Young LLP

New York, New York
May 25, 2004

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Consent of Independent Registered Public Accounting Firm